UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Closing of the Sale of BearingPoint China Consulting
On September 29, 2009, BearingPoint, Inc. entered into an Equity Purchase Agreement with Perot Systems TSI (Mauritius) Pvt. Ltd relating to the purchase and sale of 100% of the equity interests of BearingPoint Management Consulting (Shanghai) Ltd. for a purchase price of approximately $3.2 million (subject to adjustment) (the “BearingPoint China Consulting Transaction”). The U.S. Bankruptcy Court for the Southern District of New York approved the BearingPoint China Consulting Transaction on October 15, 2009 and the Shanghai Municipal Commission of Commerce approved the BearingPoint China Consulting Transaction on October 22, 2009. The closing of the BearingPoint China Consulting Transaction occurred on October 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	BearingPoint, Inc.
	By:	/s/ John DeGroote
John DeGroote
President

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